Exhibit 99.1

DeVry Inc. Reports Record Year-End Results

Fiscal year 2008 diluted EPS increases 62 percent to $1.73

OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--DeVry Inc. (NYSE:DV), a global provider of education services, reported today its financial results for the fiscal fourth quarter and full year ended June 30, 2008. DeVry also reported enrollment results at DeVry University, including its Keller Graduate School of Management, Chamberlain College of Nursing and Ross University.

Three Months Ended June 30

  Revenues increased 18.9 percent to $276.8 million, compared with $232.8 million a year ago.
  Operating income increased 72.5 percent to $30.9 million, compared to $18.0 million for the same period last year.
  Net income increased 54.0 percent to $24.6 million from $16.0 million in the same period last year, while fully diluted earnings per share in the quarter increased 54.5 percent to $0.34, compared with $0.22 per diluted share last year.

Twelve Months Ended June 30

  For the full year, fiscal 2008 revenues increased 17.0 percent to $1,091.8 million, from $933.5 million last year.
  Operating income rose 58.7 percent to $162.3 million, compared with $102.3 million in 2007.
  Net income for the fiscal year 2008 increased 64.8 percent to $125.5 million from $76.2 million in 2007. Fully diluted earnings per share were $1.73 versus $1.07 in the prior year, an increase of 61.7 percent.

The 2008 full year results include the net loss of $2.3 million from sale/leaseback transactions at the company’s Phoenix, Seattle, and Alpharetta, Ga., campuses reported earlier this year. Fiscal 2007 results included a net gain of $12.7 million related to gains from the sales of land in West Hills, Calif., and Tinley Park, Ill., which were partially offset by severance related costs for workforce reductions. Excluding these discrete items from both years, full-year net income of $127.8 million for the fiscal year 2008, represents an increase 90 percent compared to the prior year.

“Fiscal 2008 was an outstanding year, delivering record revenue and earnings. We made excellent progress expanding student enrollments and improving academic quality in all of our schools,” said Daniel Hamburger, DeVry’s president and chief executive officer. “We invested in marketing, recruiting, information technology and people across our businesses. At the same time, we optimized our real estate and improved operational efficiency throughout the year to enhance margins.”

Mr. Hamburger added, “The recently announced acquisition of U.S. Education Corporation marks a major step in DeVry’s strategy to increase our presence in healthcare and to broaden our offerings at the pre-baccalaureate level. The addition of 17 campuses in the western U.S. will also help us extend our programs beyond Ross and Chamberlain to a wider array of students seeking high-demand healthcare careers through certificate and associate degree programs.”

Business Highlights

DeVry University

Enrollment Results:

DeVry University continued to show strong undergraduate enrollment growth with new summer enrollments increasing 19.3 percent to 16,595 compared to 13,906 last year. Total student enrollments were up 12.6 percent to 45,907 students versus 40,774 in the prior year. Total graduate coursetakers including Keller Graduate School of Management (KGSM) in July 2008 totaled 16,017, up 14.2 percent versus 14,023 for the same period in 2007. In May 2008 total coursetakers increased 15.7 percent to 16,537 from last year’s 14,290.

Meeting the market demand for additional online offerings, DeVry University introduced four new online degree programs during the quarter. The total number of online undergraduate and graduate coursetakers was 44,503 in July 2008, an increase of 24.0 percent over July 2007.

Academic Outcomes/Graduate Employment Statistics:

System-wide, 92.4 percent of DeVry University’s graduates for the year ending October 2007 were in the active job market and employed in their fields within 6 months of graduation at an average starting salary of $43,635.

Ross University

In the 2008 May term, new students at Ross University increased 15.6 percent to 481, compared to 416 students last year. Total students increased 7.9 percent to 4,064 compared to 3,767 students in the same term last year. Last month, Ross University announced that it will open a new branch campus in Freeport, Grand Bahama in January 2009. Ross also announced several new affiliations for medical clinical rotations in the United States.

Chamberlain College of Nursing

Chamberlain’s summer enrollment almost doubled, to 2,176 students versus 1,089 last year. Strong demand for nursing programs and the opening of new campuses in Addison, Ill., and Phoenix in March 2008 contributed to the improvement.

Becker Professional Review

Continued strong demand for accounting and finance professionals resulted in Becker CPA Review and the Stalla Review for the CFA Exams serving approximately 50,000 students worldwide in fiscal 2008. Becker expanded its international scope recently by signing an exclusive provider agreement with the CFA Society of the United Kingdom to offer Stalla’s review programs.

Share Repurchase Update and Strong Balance Sheet

DeVry completed the $35 million stock repurchase program in April 2008. The average cost per share for this program was $38.53 per share. A second repurchase program, which was authorized by DeVry’s Board of Directors in May 2008 for $50 million, has not yet been initiated due to considerations related to the acquisition of U.S. Education Corporation.

DeVry’s strong cash flow from operations funded $51.6 million in capital expenditures for the fiscal year, excluding the purchase and immediate sale of the DeVry University Alpharetta campus. This amount includes the purchase of a building in Wood Dale, Ill., to support the continued growth of DeVry’s online operations. DeVry expects fiscal 2009 capital spending to be approximately $65 to $70 million, excluding the acquisition of U.S. Education, for expanded student technology systems; spending related to the expansion of Ross’ new branch campus in Freeport; facility improvements; and continued geographic expansion within Chamberlain College of Nursing. At the end of the fiscal year, DeVry had zero debt and approximately $276.7 million in cash and marketable securities compared to $129.2 million a year ago.

Long-term Outlook

“Consistent with our five-year strategic plan, DeVry’s long term financial objective is to deliver double-digit revenue growth and roughly 20 percent compound annual earnings per share growth,” said Mr. Hamburger. “While there may be fluctuations on a short-term basis along the way, we are taking a long-term view of managing the business to drive growth, quality and increased margins.”

Conference Call and Webcast Information

DeVry will host a conference call on August 14, 2008, at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) to discuss the fiscal fourth quarter and year end results. The conference call will be led by Daniel Hamburger, president and chief executive officer and Rick Gunst, chief financial officer.

For those wishing to participate by telephone, dial 866-277-1181 (domestic) or 617-597-5358 (International). DeVry will also broadcast the conference call live via the Internet. Interested parties may access the Webcast through the link noted above. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The company will archive a telephone replay of the call until August 28, 2008. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 17793597. To access the Webcast replay, please visit the company's Web site, or http://www.investors.devry.com/phoenix.zhtml?c=93880&p=irol-irhome.

About DeVry Inc.

DeVry Inc. (NYSE:DV) is the parent organization of DeVry University, Advanced Academics, Ross University, Chamberlain College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Advanced Academics provides online secondary education to school districts throughout the U.S. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Becker CPA Review and Stalla Review for the CFA Exams, provides professional education and exam review for accounting and finance professionals. For more information, visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2007 and filed with the Securities and Exchange Commission on August 24, 2007.

Selected Operating Data (in thousands, except per share data)

	Fourth Quarter
	FY 2008	FY 2007	Change
Revenues	$276,805	$232,829	+18.9%
Net Income	$24,566	$15,947	+54.0%
Earnings per Share (diluted)	$0.34	$0.22	+54.5%
Number of common shares (diluted)	72,540	71,784	+1.1%
	Twelve Months
	FY 2008	FY 2007	Change
Revenues	$1,091,833	$933,473	+17.0%
Net Income	$125,532	$76,188	+64.8%
Earnings per Share (diluted)	$1.73	$1.07	+61.7%
Number of common shares (diluted)	72,406	71,400	+1.4%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

The following table illustrates the effects of the gain/loss on the sale of facilities and separation plan severance on DeVry’s earnings. The non-GAAP disclosure of net income and earnings per share, excluding these items, is not preferable to GAAP net income but is shown as a supplement to such disclosure for comparability to the year-ago earnings. The following table reconciles these items to the relevant GAAP information (in thousands, except per share data). Adjusted earnings per share may not add because of rounding.

	Twelve Months
	FY2008	FY2007
Net Income	$125,532	$76,188
Earnings per Share (diluted)	$1.73	$1.07
Loss/(Gain) on Facility Sales (net of tax)	$2,279	$(12,672)
Effect on Earnings per Share (diluted)	$0.03	$(0.18)
Separation Plan Severance (net of tax)	$--	$3,807
Effect on Earnings per Share (diluted)	$--	$0.05
Net Income Excluding the Loss (Gain) on Sale of Assets and Separation Plan Severance (net of tax)	$127,811	$67,323
Adjusted Earnings per Share (diluted)	$1.77	$0.94

Summer 2008 Enrollment Results

	Summer 2008	Summer 2007	Change
DeVry University
New undergraduate students[1]	16,595	13,906	+19.3%
Total undergraduate students[1]	45,907	40,774	+12.6%

	July 2008	July 2007	Change
DeVry University/KGSM
Graduate coursetakers [2,3]	16,017	14,023	+14.2%
Online coursetakers [2,4]	44,503	36,001	+24.0%

	May 2008	May 2007	Change
Graduate coursetakers [2,3]	16,537	14,290	+15.7%

	July 2008	July 2007	Change
Chamberlain College of Nursing
Total students	2,176	1,089	+98.0%

	May 2008	May 2007	Change
Ross University
New students	481	416	+15.6%
Total students	4,064	3,767	+7.9%
Graduate Employment Statistics	Period	Percent Employed [5]	Average Salary
DeVry University (Undergraduate)	Feb-Jun-Oct 2007	92.4%	$43,635

1 Includes both onsite and online students

2 The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses is counted as two coursetakers.

3 Includes Keller Graduate School of Management and other Master’s programs offered at DeVry University

4 Includes all degree levels

5 System-wide, graduates in the active job market who held positions in their fields within 6 months of graduation. Includes graduates of associate and bachelor’s degree programs.

Chart 1 – Historical DeVry University Undergraduate Enrollments

(See chart in Multimedia Gallery http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5756530)

Chart 2 – DeVry Inc. Enrollment by Degree and Program Level

(See chart in Multimedia Gallery http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5756530)

Chart 3 – DeVry Inc. Real Estate Optimization Progress (Fiscal 2008)

Date	Site	Actions	Impact
9/07	(1) Seattle/Phoenix (2) Alpharetta, GA	(1) Sale/Leaseback (2) Purchase/Sale/Leaseback	$2.2 million operating income improvement
2/08	Houston	Sale/Leaseback	$2.2 million gain recognized over 12-year lease period
3/08	Addison, IL	Co-location: DeVry University/ Chamberlain	$250,000 annual savings
3/08	Phoenix	Co-location: DeVry University/ Chamberlain	$250,000 annual savings
6/08	North Brunswick, NJ	Co-location: DeVry University/Ross University administrative staff	$800,000 annual savings

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

PRELIMINARY

	June 30,
	2008	2007

ASSETS:

Current Assets:

Cash and Cash Equivalents	$ 217,199	$ 129,155
Marketable Securities	2,308	-
Restricted Cash	4,113	14,483
Accounts Receivable, Net	55,214	43,084
Deferred Income Taxes, Net	14,975	13,915
Prepaid Expenses and Other	31,779	18,348

Total Current Assets	325,588	218,985

Land, Buildings and Equipment:

Land	50,726	60,570
Buildings	216,048	218,836
Equipment	282,273	260,847
Construction In Progress	4,874	15,816

	553,921	556,069

Accumulated Depreciation and Amortization	(314,606)	(296,742)

Land, Buildings and Equipment, Net	239,315	259,327

Other Assets:

Intangible Assets, Net	62,847	56,920
Goodwill	308,024	291,113
Perkins Program Fund, Net	13,450	13,450
Marketable Securities	57,171	-
Other Assets	11,961	4,318

Total Other Assets	453,453	365,801

TOTAL ASSETS	$ 1,018,356	$ 844,113

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

PRELIMINARY

	June 30,
	2008	2007

LIABILITIES:

Current Liabilities:

Accounts Payable	$ 70,368	$ 34,295
Accrued Salaries, Wages and Benefits	51,300	47,093
Accrued Expenses	31,175	32,737
Advance Tuition Payments	16,972	14,402
Deferred Tuition Revenue	40,877	37,348

Total Current Liabilities	210,692	165,875

Non-Current Liabilities

Deferred Income Taxes, Net	22,163	18,343
Accrued Postemployment Agreements	3,893	4,901
Deferred Rent and Other	25,619	13,028

Total Non-Current Liabilities	51,675	36,272

TOTAL LIABILITIES	262,367	202,147

COMMITMENTS AND CONTINGENCIES (Note 13)

SHAREHOLDERS' EQUITY:

Common Stock, $0.01 Par Value, 200,000,000 Shares Authorized;
71,377,000 and 71,131,000 Shares Outstanding at June 30, 2008 and 2007, Respectively	724	716
Additional Paid-in Capital	168,405	143,580
Retained Earnings	627,064	510,979
Accumulated Other Comprehensive Loss	(2,963)	(918)
Treasury Stock, at Cost (989,579 and 436,786 Shares, Respectively)	(37,241)	(12,391)

TOTAL SHAREHOLDERS' EQUITY	755,989	641,966

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,018,356	$ 844,113

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)

PRELIMINARY

	For The Quarter		For The Year
	Ended June 30,		Ended June 30,

	2008	2007	2008	2007	2006

REVENUES:
Tuition	$ 257,860	$ 216,810	$ 1,004,029	$ 862,660	$ 781,813
Other Educational	18,945	16,019	87,804	70,813	57,700

Total Revenues	276,805	232,829	1,091,833	933,473	839,513

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	127,372	120,022	503,133	486,721	453,066
Separation Plan Severance	-	5,155	-	6,252	-
Loss (Gain) on Sale of Assets	-	-	3,743	(20,812)	(451)
Student Services and Administrative Expense	118,484	89,706	422,622	359,025	323,010

Total Operating Costs and Expenses	245,856	214,883	929,498	831,186	775,625

Operating Income	30,949	17,946	162,335	102,287	63,888

INTEREST:
Interest Income	2,341	2,111	10,463	7,437	3,785
Interest Expense	(104)	(121)	(522)	(4,784)	(10,190)

Net Interest Income (Expense)	2,237	1,990	9,941	2,653	(6,405)

Income Before Income Taxes	33,186	19,936	172,276	104,940	57,483

Income Tax Provision	8,620	3,989	46,744	28,752	14,430

NET INCOME	$ 24,566	$ 15,947	$ 125,532	$ 76,188	$ 43,053

EARNINGS PER COMMON SHARE
Basic	$ 0.34	$ 0.22	$ 1.76	$ 1.07	$ 0.61
Diluted	$ 0.34	$ 0.22	$ 1.73	$ 1.07	$ 0.61

Cash Dividend Declared per Common Share	$ 0.06	$ 0.05	$ 0.12	$ 0.10	$ -

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

PRELIMINARY

	For The Year Ended June 30,
	2008	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$125,532	$76,188	$43,053
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Stock-Based Compensation Charge	5,724	5,428	4,339
Depreciation	34,808	35,979	37,616
Amortization	5,066	8,028	10,492
Provision for Refunds and Uncollectible Accounts	51,881	51,240	47,271
Deferred Income Taxes	3,110	4,592	(475)
Loss (Gain) on Disposals of Land, Buildings and Equipment	3,882	(20,452)	(260)
Changes in Assets and Liabilities, Net of Effects from
Acquisitions of Businesses:
Restricted Cash	10,374	6,153	(6,755)
Accounts Receivable	(59,952)	(47,739)	(55,123)
Prepaid Expenses And Other	(21,867)	(5,225)	(5,410)
Accounts Payable	35,997	(5,384)	9,172
Accrued Salaries, Wages, Expenses and Benefits	533	13,002	(4,055)
Advance Tuition Payments	2,546	(2,213)	1,888
Deferred Tuition Revenue	1,012	5,579	9,069

NET CASH PROVIDED BY OPERATING ACTIVITIES	198,646	125,176	90,822

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(62,806)	(38,558)	(25,265)
Net Proceeds from Sales of Land and Building	52,571	36,642	1,798
Payments for Purchases of Businesses, Net of Cash Acquired	(27,603)	-	(2,530)
Marketable Securities Purchased	(247,013)	-	-
Marketable Securities-Maturities and Sales	184,854	-	-

NET CASH USED IN INVESTING ACTIVITIES	(99,997)	(1,916)	(25,997)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	17,703	12,946	3,598
Reissuance of Treasury Stock	1,021	927	336
Repurchase of Common Stock for Treasury	(24,465)	(10,534)	-
Cash Dividends Paid	(7,840)	(3,545)	-
Excess Tax Benefit from Stock-Based Payments	4,201	972	532
Proceeds from Revolving Credit Facility	25,000	40,000	-
Repayments Under Revolving Credit Facility	(26,895)	(50,000)	(90,000)
Repayments Under Senior Notes	-	(115,000)	(10,000)

NET CASH USED IN FINANCING ACTIVITIES	(11,275)	(124,234)	(95,534)

Effects of Exchange Rate Differences	670	(454)	(531)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	88,044	(1,428)	(31,240)

Cash and Cash Equivalents at Beginning of Year	129,155	130,583	161,823

Cash and Cash Equivalents at End of Year	$217,199	$129,155	$130,583

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Year for:
Interest	$366	$4,752	$9,214
Income Taxes, Net	58,387	18,100	24,103

Non-cash Financing Activity:
Declaration of Cash Dividends to be Paid	4,283	3,557	-

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)

PRELIMINARY

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)

REVENUES:
DeVry University	$ 210,172	$ 178,755	17.6%	$ 840,940	$ 728,401	15.5%
Medical & Healthcare	44,103	34,160	29.1%	169,814	137,177	23.8%
Professional and Training	22,530	19,914	13.1%	81,079	67,895	19.4%

Total Consolidated Revenues	276,805	232,829	18.9%	1,091,833	933,473	17.0%

OPERATING INCOME:
DeVry University	12,274	997	1131.1%	83,425	38,446	117.0%
Medical & Healthcare	10,916	9,798	11.4%	52,243	46,980	11.2%
Professional and Training	9,182	8,934	2.8%	33,844	25,753	31.4%
Reconciling Items:
Amortization Expense	(1,012)	(1,424)	-28.9%	(4,926)	(6,842)	-28.0%
Depreciation and Other	(411)	(359)	14.5%	(2,251)	(2,050)	9.8%

Total Consolidated Operating Income	30,949	17,946	72.5%	162,335	102,287	58.7%

INTEREST:
Interest Income	2,341	2,111	10.9%	10,463	7,437	40.7%
Interest Expense	(104)	(121)	-14.0%	(522)	(4,784)	-89.1%

Net Interest Income (Expense)	2,237	1,990	$247	9,941	2,653	$7,288

Total Consolidated Income before Income Taxes	$ 33,186	$ 19,936	66.5%	$ 172,276	$ 104,940	64.2%

The following table displays the discrete income statement items related to the gains and losses on the sales of operating facilities as a separate component of operating income and income before income taxes. This non-GAAP disclosure of operating results is not preferable to GAAP disclosure but is shown as a supplement to such disclosure to aid comparability between the periods.

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,
			Increase			Increase
	2008	2007	(Decrease)	2008	2007	(Decrease)

DeVry University Operating Income	$ 12,274	$ 997	1131.1%	$ 83,425	$ 38,446	117.0%
Loss (Gain) on Sale of Assets	-	-	NM	3,743	(20,812)	NM
Separation Plan Severance	-	5,155	NM	-	6,252	NM
DeVry University Operating Income (Loss) Excluding Gain/Loss on Sale of Assets	$ 12,274	$ 6,152	$6,122	$ 87,168	$ 23,886	$63,282

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 574-1949
or
Media Contact:
Michelle Yokoyama
myokoyama@sardverb.com
(312) 895-4701